SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported) - January 28, 1994



                           DRESSER INDUSTRIES, INC.
             (Exact Name of Registrant as specified in its Charter)



          DELAWARE            1-4003             75-0813641
       (State or other   (Commission         (I.R.S Employer
       jurisdiction of     File No.)          Identification No.)
       incorporation)



                     2001 Ross Avenue, Dallas, Texas 75201
                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code (214) 740-6000






    Item 2.   Acquisition or Disposition of Assets

         On December 8, 1993, Registrant and Litton Industries, Inc. ("Litton") announced an agreement for the sale of Registrant's 29.5% interest in Western Atlas International, Inc. ("Western Atlas"), a Delaware corporation, to a wholly owned subsidiary of Litton for $358 million in cash and $200 million in 7 1/2% notes due over seven years. Western Atlas is a joint venture company formed May 1, 1987, when Registrant's Dresser Atlas operations were combined with the Resources Group of Litton. The sale closed January 28, 1994. The sale will result in an after-tax gain of $147 million that Dresser will recognize in the first quarter of fiscal year 1994.

    Item 7.   Financial  Statements, Pro  Forma  Financial Information  and
    Exhibits.

              (b)  Pro Forma Financial Information.

              (c)  Exhibits.

         Exhibit

          2.1 Form of Stock Purchase Agreement dated December 7, 1993, between Registrant; Litton Industries, Inc.; Western Atlas Inc.; Western Research Holdings, Inc.; and Western Atlas International, Inc.

         99.1 News Release dated January 28, 1994, announcing the sale of Western Atlas.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  DRESSER INDUSTRIES, INC.



                             By:  /s/ George H. Juetten
                                  George H. Juetten
                                  Vice President - Controller


    February 11, 1994

                   Dresser Industries, Inc. and Subsidiaries
              Unaudited Pro Forma Condensed Financial Statements
               For The Sale of Western Atlas, International Inc.


    On January 28, 1994, the Company sold its 29.5% interest in Western Atlas International, Inc. (WAII) to a wholly-owned subsidiary of Litton Industries, Inc. for $358 million in cash and $200 million in 7 1/2% notes due over seven years. The following unaudited pro forma condensed balance sheet as of October 31, 1993 assumes that the sale of the Company's interest in WAII had occurred on October 31, 1993. The following unaudited pro forma condensed statement of earnings for the year ended October 31, 1993 assumes that the sale had occurred on
    November 1, 1992. The pro forma financial statements exclude the equity earnings of WAII and include interest adjustments to reduce interest expense associated with the use of the proceeds and interest income on the 7 1/2% notes.

    The pro forma financial data are provided for comparative purposes only and do not purport to be indicative of the results which would have been obtained if the sale had been effected on the dates indicated or of those results which may be obtained in the future. The pro forma adjustments are described in footnotes to the unaudited pro forma condensed statement of earnings. The estimated gain on the transaction of $147.0 million is not reflected in the pro forma statement of earnings.





                                                             DRESSER INDUSTRIES, INC. AND SUBSIDIARIES
                                             UNAUDITED PRO FORMA CONDENSED STATEMENTS OF EARNINGS
                                                    (IN MILLIONS EXCEPT EARNINGS PER SHARE)
                                              Historical  Eliminate
                                                Oct 31,    Western                    Pro
                                                 1993       Atlas      Adjustments   Forma
            Sales and service revenues.......   $4,216.0   $            $           $4,216.0
            Cost of sales and services.......   (3,170.3)        .           .      (3,170.3)
              Gross earnings.................    1,045.7         .           .       1,045.7
            Earnings from major
              unconsolidated joint ventures..       60.6      (39.2)                    21.4
            Selling, engineering,
              administrative and general
              expenses.......................     (813.4)                             (813.4)
            Special charges..................      (74.1)        .           .         (74.1)
              Earnings from operations.......      218.8      (39.2)                   179.6

            Other income (deductions)
              Interest earned (expense) net..      (11.4)                  22.5(a)      11.1
              Retiree medical plan changes...       12.8                                12.8
              Other, net.....................       30.9         .           .          30.9
                Total........................       32.3         .         22.5         54.8

              Earnings before income taxes
                 and minority interest........     251.1      (39.2)       22.5        234.4
            Income taxes.....................      (81.7)      15.7        (7.9)(b)    (73.9)
            Minority interest................      (42.7)        .           .         (42.7)
              Earnings from continuing
                 operations...................  $  126.7   $  (23.5)   $   14.6     $  117.8

              Per share......................   $    .92                            $    .86

            Average common shares
              outstanding....................      137.3                               137.3

            Adjustments:
            (a)  Interest on $200 million 7 1/2%
                   note received as part of
                   proceeds from sale of
                   Western Atlas                $   15.0

                 Reduction in interest expense
                   due to assumed use of
                   proceeds to reduce
                   short-term debt                   7.5
                                                $   22.5
            (b)  Adjustment to income taxes
                   associated with the
                   interest adjustments in (a)
                   above at 35%                 $    7.9




                                                             DRESSER INDUSTRIES, INC. AND SUBSIDIARIES
                                                 UNAUDITED PRO FORMA CONDENSED BALANCE SHEETS
                                                                               (IN MILLIONS)
                                              Historical   Sale of
                                                Oct 31,    Western     Use of
                                                 1993       Atlas     Proceeds   Pro Forma
            ASSETS
            Current Assets
              Cash and cash equivalents.......  $  239.1   $  358.0   $ (345.7)   $  251.4
              Notes and accounts receivable...     646.3                             646.3
              Inventories.....................     592.4                             592.4
              Deferred income taxes...........     100.9                             100.9
              Other current assets............      36.2         .          .         36.2
                 Total Current Assets..........  1,614.9      358.0     (345.7)    1,627.2

              Investments in and receivables
                 from major unconsolidated
                 joint ventures................    414.4     (279.2)                 135.2
              Intangibles.....................     561.9                             561.9
              Deferred income taxes...........     229.2                             229.2
              Long-term receivables...........       5.0      200.0                  205.0
              Other assets....................     130.1                             130.1

              Property, plant and equipment -
                 at cost.......................  1,736.6                           1,736.6
              Accumulated depreciation and
                 amortization..................  1,050.2         .          .      1,050.2
                 Total Properties - Net........    686.4         .          .        686.4
                 Total Investments and
                   Total Assets...............  $3,641.9   $  278.8   $ (345.7)   $3,575.0

            LIABILITIES AND SHAREHOLDERS' INVESTMENT
            Current Liabilities
              Short-term debt.................  $  230.8  $           $ (216.0)   $   14.8
              Accounts payable................     269.8                             269.8
              Advances from customers on
                 contracts.....................    288.3                             288.3
              Accrued compensation and
                 benefits......................    197.8                             197.8
              Income taxes....................     100.9      129.7     (129.7)      100.9
              Other accrued liabilities.......     345.0         .          .        345.0

                 Total Current Liabilities.....  1,432.6      129.7     (345.7)    1,216.6

            Long-term debt....................     308.3                             308.3
            Employee retirement benefit
              obligation......................     707.6                             707.6
            Deferred compensation, insurance
              reserves and other liabilities..      98.5                              98.5
            Minority interest.................     151.3                             151.3

            Shareholders' Investment -
              Common shares...................      41.6                              41.6
              Capital in excess of par value..     434.7                             434.7
              Retained earnings...............     954.6      147.0                1,101.6
              Cumulative translation
                 adjustments...................    (87.9)       2.1                  (85.8)
              Pension liability adjustment....     (13.8)        .
                                                 1,329.2      149.1                1,478.3
              Treasury shares, at cost........     385.6         .          .        385.6
                 Total Shareholders' Investment    943.6      149.1         .      1,092.7

                 Total Liabilities and
                   Shareholders' Investment...  $3,641.9   $  278.8   $ (345.7)   $3,575.0





                                EXHIBIT INDEX



 Exhibit No.                         Description

 2.1 Form of Stock Purchase Agreement dated December 7, 1993, between Registrant; Litton Industries, Inc.; Western Atlas Inc.; Western Research Holdings, Inc.; and Western Atlas International, Inc. (Exhibits and Schedule 1 to the Stock Purchase Agreement have not been filed. Registrant agrees to furnish supplementally a copy of any omitted Exhibit or Schedule to the Commission upon request.)

 99.1 News Release dated January 28, 1994, announcing the sale of Western Atlas.